SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) May 10, 1999




                           DCC Acquisition Corporation
                  ---------------------------------------------
           (Name of Small business Issuer as Specified in its Charter)

             Nevada                    0-1426                 59-2262718
  ----------------------------      -----------          ---------------------
  (State or other jurisdiction      (Commission            (I.R.S. Employer
       of incorporation)            File Number)         Identification Number)


          211 West Wall, Midland, Texas                        79701
     --------------------------------------                  ---------
    (Address of Principal Executive Offices)                 (Zip Code)



Registrant's telephone number, including area code  (915) 682-1761

Item l.  Changes in Control of Registrant.

     On May 11, 1999, DCC Acquisition Corp., a Nevada corporation (hereinafter referred to as the "Company"), acquired all 4,000,000 issued and outstanding shares of common stock of New Cinema Partners Inc., an Ontario, Canada, corporation (hereinafter referred to as "New Cinema Partners"), owned by The Pueblo Trust, the sole registered shareholder of New Cinema Partners, in consideration and exchange for 4,000,000 newly-issued, restricted shares of common stock, $.001 par value per share (hereinafter referred to as the "DCC Common Stock"), of the Company in a transaction intended to qualify as a reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. The 4,000,000 shares of DCC Common Stock issued to The Pueblo Trust in the reorganization represent approximately 73.3% of the 5,456,097 shares of DCC Common Stock issued and outstanding immediately following the consummation of the transaction and as of the date hereof.

     All of the Company's executive officers and directors resigned in connection with the reorganization and four directors of New Cinema Partners, including Messrs. Roderick MacPherson, Lorne Saltzman, J. Kenney Berscht and William J. Brennan, were elected to serve as directors of the Company and two executive officers of New Cinema Partners, including Messrs. Roderick MacPherson and Lorne Saltzman, were elected to serve as Chairman of the Board of Directors/Chief Executive Officer/Secretary and President, respectively. Additionally, Mr. Philip Kueber was elected as Executive Vice President of the Company.

     With the acquisition of New Cinema Partners, the Company is engaged in the LBE ("location-based entertainment") industry, with proposed activities in the location, design, construction, management and operation of "high tech,"specialized theater venues and production of the theater content, including digital interactive movies, IMAX films and other specialized films in the "2D" and "3D" format and live action and animation features. Management proposes to change the Company's name to "New Cinema Partners Inc." and the Company's principal executive offices are being moved to Toronto, Canada. The Company's target markets for the installation of theater venues are, primarily, institutional establishments such as museums and science centers and, secondarily, LBE locations. Typically, each LBE venue includes twenty to forty theater screens, an IMAX theater, an attraction such as an "Immersion Reality" interactive theater and a large coin-operated game facility. The Company's "Immersion Reality" is a scaleable, digital interactive theater which utilizes a hardware and software advanced visualization package developed by Immersion Studios, Toronto, Canada, a provider of digital interactive systems and computer-generated animation productions, of which the Company is a value-added re-seller. The technology enables audiences viewing a large master screen to interface with interactive screen consoles. The turnkey price for installation of a theater is approximately US$1,200,000, which the Company intends, without assurance, to finance through a combination of joint ventures, limited partnerships and/or securities sales.

Item 7.  Financial Statements and Exhibits.

     (a), (b) The financial statements of New Cinema Partners and the pro forma financial information relative to the acquired business, prepared in accordance with Regulation S-X, will be filed by amendment not later than 60 days after the date that this Current Report on Form 8-K was required to have been filed, as permitted by subsection (4) of this Item 7(a).

     (c) The Share Exchange Agreement between and among the Company, New Cinema Partners and The Pueblo Trust dated May 10, 1999, is filed as Exhibit 10 to this Current Report pursuant to this Item 7(c).


                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:    May 22, 1999                   DCC ACQUISITION CORPORATION
                                               (Registrant)




                                        By: /s/ Roderick MacPherson
                                            ------------------------------------
                                            Roderick MacPherson, Chairman of the
                                            Board of Directors